EXHIBIT 99.j
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the incorporation by reference of our report dated August 5, 2002 in this Registration Statement on Form N-1A (Nos. 333-45959 and 811-08649) of E.I.I. Realty Securities Trust.



                                ERNST & YOUNG LLP

New York, New York
October 25, 2002